ARTICLES OF AMENDMENT AND RESTATEMENT OF SAUL CENTERS, INC. SAUL CENTERS, INC., a Maryland corporation having its principal office in Chevy Chase, Maryland, (hereinafter, the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland, that: FIRST: The Corporation desires to amend and restate its charter as currently in effect. SECOND: The provisions of the charter which are now in effect and as amended hereby, stated in accordance with the Maryland General Corporation Law (the “Charter”) are as follows: FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SAUL CENTERS, INC. ________________________________ ARTICLE I NAME The name of the Corporation is Saul Centers, Inc. ARTICLE II DURATION The duration of the Corporation is perpetual. ARTICLE III PURPOSES AND POWERS The purpose for which the Corporation is formed is to engage in any lawful business, act or activity for which corporations may be organized under the laws of the State of Maryland and, in general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon, corporations by the laws of the State of Maryland now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of the purposes herein enumerated, implied or incidental to the powers herein enumerated or which at any time may appear conducive to or expedient for the accomplishment of any such purposes. The foregoing shall, except where otherwise expressed, in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of Exhibit 3.1

2 this Charter or of any amendment hereto or restatement hereof, and shall each be regarded as independent and construed as powers as well as purposes. ARTICLE IV PRINCIPAL OFFICE AND RESIDENT AGENT The post office address of the principal office of the Corporation in the State of Maryland is 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The resident agent of the Corporation is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation. ARTICLE V BOARD OF DIRECTORS Section 1. Number of Directors. The number of directors shall be no less than three (3), unless a lesser number is permitted pursuant to the terms of the Maryland General Corporation Law as in effect from time to time or any successor statute thereto (the “MGCL”). Subject to the foregoing, to Section 3 of this Article V and to the express rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws. Section 2. Classification of Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors initially shall have a term expiring at the annual meeting of stockholders to be held in 1994, another class initially shall have a term expiring at the annual meeting of stockholders to be held in 1995, and another class initially shall have a term expiring at the annual meeting of stockholders to be held in 1996. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The names of the directors who shall serve until their successors are duly chosen and qualified, and the years in which their respective terms expire, are: Term Expires 1994 Philip D. Caraci Gilbert M. Grosvenor Philip C. Jackson, Jr. Term Expires 1995 Paul X. Kelley Charles R. Longsworth Patrick F. Noonan Term Expires 1996 B. Francis Saul II James Symington John R. Whitmore Section 3. Composition of the Board of Directors. Except during a period of vacancy or vacancies on the Board of Directors, a majority of the directors at all times shall be persons who are not included in the definition of “Existing Holder” (as that term is are defined

3 pursuant to Section 4 of Article VI hereof of) or an affiliate (as that term is defined in such definition) thereof other than affiliation solely by reason of service as a director of the Corporation (the “Independent Directors”). ARTICLE VI AUTHORIZED STOCK Section 1. Total Capitalization. The total number of shares of all classes of capital stock that the Corporation has authority to issue is sixty two million (62,000,000) shares, consisting of (i) one million (1,000,000) shares of preferred stock without designated par value (the “Preferred Stock”); (ii) thirty million (30,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”); and (iii) one million (1,000,000) shares of excess stock without designated par value and thirty million (30,000,000) shares of excess stock, par value $0.01 per share (collectively, the “Excess Stock”). The aggregate par value of all of the authorized shares of all classes of capital stock having par value is $600,000.00. Section 2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to the issuance of shares of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) The designation of the series, which may be by distinguishing number, letter or title. (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series. (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series. (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series. (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series. (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class

4 or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made. (vii) Restrictions on the issuance of shares of the same series or of any other class or series. (viii) The voting rights, if any, of the holders of shares of the series. (ix) Any other relative rights, preferences and limitations on that series. Subject to the express provisions of any other series of Preferred Stock then outstanding, and notwithstanding any other provision of this Charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any series of Preferred Stock. Section 3. Common Stock. A. Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of any series of Preferred Stock. B. Dividend Rights. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor. C. Rights Upon Liquidation. Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock and Excess Stock resulting from the exchange of Common Stock pursuant to paragraph C of Section 4 of Article VI hereof, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock resulting from the exchange of Common Stock then outstanding. In the event that the amount otherwise payable to a holder of shares of Excess Stock hereunder exceeds (i) the price per share such holder paid for the Equity Stock in the purported Transfer that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, a devise or other transaction), a price per share equal to the Market Price for the shares of the Equity Stock on the date of the purported Transfer that resulted in such Excess Stock, such excess amount shall not be paid to the holder of such Excess Stock, but shall be paid ratably to holders of Common Stock and of Excess Stock resulting from the exchange of Common Stock to the extent permitted by the foregoing limitations. D. Voting Rights. Except as may be provided in this Charter, and subject to the express terms of any series of Preferred Stock, the holders of shares of the Common Stock

5 shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote) at all meetings of the stockholders of the Corporation, and shall be entitled to one (1) vote for each share of the Common Stock entitled to vote at such meeting. Section 4. Restrictions on Transfer; Acquisitions and Redemption of Shares. A. Definitions. For purposes of Sections 4 and 5 of this Article VI, the following terms shall have the following meanings: “Beneficial Ownership” shall mean ownership of shares of Equity Stock by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544, as modified by Section 856(h)(1)(B). For purposes of this definition, the term “individual” also shall include any organization, trust or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings. “Beneficiary” shall mean a beneficiary of the Trust as determined pursuant to paragraph A of Section 5 of this Article VI. “Board of Directors” shall mean the Board of Directors of the Corporation. “Bylaws” shall mean the Bylaws of the Corporation. “Capital Stock” shall mean stock that is Common Stock, Preferred Stock or Excess Stock. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations as in effect from time to time. “Constructive Ownership” shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares, either actually or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5). The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings. “Equity Stock” shall mean collectively stock that is either Common Stock or Preferred Stock. “Existing Holder” shall mean, collectively, (i) Westminster Investing Corporation; (ii) Van Ness Square Corporation; (iii) the B.F. Saul Company; (iv) the B.F. Saul Real Estate Investment Trust; (v) Dearborn Corporation; (vi) Franklin Property Company; (vii) Avenel Executive Park Phase II, Inc.; (viii) any corporation, partnership or other entity that is an affiliate (as that term is defined below) of any of the entities named in clauses (i) through (vii) preceding; (ix) any entity that is a successor in interest (due to merger, consolidation or similar transaction) of any of the foregoing; and (x) B. Francis Saul II and

6 any sibling (whether by the whole or half blood), spouse, ancestor or lineal descendant thereof (provided that in the event the definition of “family” pursuant to Section 544(a)(2) of the Code shall be amended, the foregoing clause (x) shall be deemed to be similarly amended). For purposes of this definition, “affiliate” shall mean, with respect to any Person, (i) any Person which directly or indirectly controls, is controlled by or is under common control with such Person; (ii) any Person which owns or controls (directly or indirectly) 50 percent or more of the outstanding voting securities of such Person; (iii) any Person of which any Person constituting the Existing Holder owns or controls (directly or indirectly) 50 percent or more of the outstanding voting securities; and (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i) through (iii) above. “Existing Holder Limit” shall mean, with respect to any given day as to which such limit is being computed, the greater of (i) the Ownership Limit on such day and (ii) the Value, as of the close of the next preceding day, of 24.9 percent of the then-outstanding Equity Stock, subject to adjustments pursuant to paragraph J of this Section 4 and to the limitations contained in paragraph L of this Section 4. For purposes of the application of the Existing Holder Limit, the Existing Holder shall be deemed to own the sum of (a) the Equity Stock Beneficially or Constructively owned by the Existing Holder; (b) any Marginal Shares deemed to be held by the Existing Holder pursuant to paragraph I of this Section 4, and (c) the Equity Stock the Existing Holder would have Beneficially or Constructively Owned upon exercise of any Rights. For purposes of determining the Existing Holder Limit, the shares of Equity Stock outstanding shall be deemed to include the maximum number of shares that the Existing Holder may own pursuant to the Rights (without regard to any temporal limitations on the exercise thereof). From the date of the Initial Public Offering and prior to the Restriction Termination Date, the secretary of the Corporation, or such other person as shall be designated by the Board of Directors, shall maintain and, upon request, make available to the Existing Holder or the Board of Directors, a schedule which sets forth the then-current Existing Holder Limit. “Initial Public Offering” shall mean the closing of the sale of shares of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock, filed under the Securities Act of 1933, as amended (including the shares of Common Stock sold in both the Public Offering and the Concurrent Offering, as those terms are defined in such registration statement). “Initial Transferee” shall mean any Person who acquires Beneficial or Constructive Ownership of shares of Equity Stock directly from the Existing Holder. “Marginal Shares” shall mean any shares of Equity Stock or securities or rights convertible into or exchangeable for shares of Equity Stock (rounded up to the next whole number of shares actually held or receivable upon conversion or exchange) Transferred by the Existing Holder to an Initial Transferee to the extent that such shares or such other securities, together with any shares of Equity Stock or such other securities Beneficially or Constructively Owned by such Initial Transferee immediately prior to such Transfer, would exceed the Ownership Limit. The term “Marginal Shares” also includes any Marginal Shares Transferred by an Initial Transferee to any Person to the extent that such

7 shares, together with any shares of Equity Stock Beneficially or Constructively Owned by such Person immediately prior to such Transfer, would exceed the Ownership Limit. Any Marginal Share shall lose its character as such at such time as it is not Beneficially or Constructively Owned by any Person whose ownership thereof (together with any other shares of Equity Stock Beneficially or Constructively Owned thereby) would exceed the Ownership Limit. “Market Price” on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available.) The “Closing Price” on any day shall mean the last sale price, regular way on such day, or, if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the Equity Stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not so listed or admitted to trading, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over- the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use, or, if the Equity Stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the Equity Stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the Equity Stock as of such day, as determined by the Board of Directors in its discretion. “Trading Day” shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. “Operating Partnership Agreement” shall mean the First Agreement of Limited Partnership of Saul Holdings Limited Partnership, a Maryland limited partnership, as the same may be amended from time to time. “Ownership Limit” shall mean 5 percent of the Value of the outstanding Equity Stock, subject to adjustment as set forth in paragraph K of this Section 4 (but not more than 9.8 percent of the Value of the outstanding Equity Stock, as so adjusted). “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not

8 include an underwriter which participated in a public offering of Equity Stock for a period of sixty (60) days following the purchase by such underwriter of Equity Stock therein, provided that the foregoing exclusion shall apply in an underwriting other than the Initial Public Offering only if the ownership of such Equity Stock by such underwriter would not cause the Corporation fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Corporation to fail to qualify as a REIT. “Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock if such Transfer had been valid under paragraph B of this Section 4. “Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under paragraph B of this Section 4. “REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code. “Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which the Board of Directors and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt, or continue, to qualify as a REIT. “Rights” shall mean the Conversion Rights, granted under the Operating Partnership Agreement to the limited partners thereunder, to acquire Common Stock. “Transfer” shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of Equity Stock (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock, including the Rights), whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers” and “Transferred” shall have correlative meanings. “Trust” shall mean the trust created pursuant to paragraph A of Section 5 of this Article VI. “Trustee” shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation. “Value” shall mean, as of any given date, the Market Value per share of each class of Equity Stock then outstanding, multiplied by the number of shares of such class then outstanding.

9 B. Ownership and Transfer Limitations. (1) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 4 and Section 6 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially or Constructively Own shares of Equity Stock in excess of the Ownership Limit, and the Existing Holder shall not Beneficially or Constructively Own shares of Equity Stock in excess of the Existing Holder Limit. (2) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 4 and Section 6 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership of Equity Stock that, if effective, would result in any Person (other than the Existing Holder) Beneficially or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership with respect to that number of shares of Equity Stock which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Ownership Limit, and neither the Purported Beneficial Transferee nor the Purported Record transferee shall acquire any rights in that number of shares of Equity Stock. (3) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 4 and Section 6 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership of Equity Stock that, if effective, would result in the Existing Holder Beneficially or Constructively Owning Common Stock in excess of the Existing Holder Limit shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership with respect to that number of shares of Equity Stock which otherwise would be Beneficially or Constructively Owned by such Person in excess of the Existing Holder Limit, and the Existing Holder shall acquire no rights in that number of shares of Equity Stock. (4) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 4 and Section 6 of this Article VI, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation or other purported change in ownership of shares of Equity Stock that, if effective, would result in the Equity Stock being owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in ownership with respect to that number of shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner) shall acquire no rights in that number of shares of Equity Stock. (5) Notwithstanding any other provision of this Charter except Section 6 of this Article VI and except for a period of sixty (60) days following the Initial Public Offering with respect to the underwriters which participated therein, from the date of the Initial Public

10 Offering and prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of shares of Equity Stock that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership with respect to that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly would cause the corporation to fail to qualify as a REIT, and the intended transferee or subsequent Beneficial Owner shall acquire no rights in that number of shares of Equity Stock. C. Exchange for Excess Stock. (1) If, notwithstanding the other provisions contained in this Article VI, at any time after the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation or purported change in the Beneficial or Constructive Ownership of Equity Stock such that any Person would either Beneficially or Constructively Own Equity Stock in excess of the applicable Ownership Limit or Existing Holder Limit, then, except otherwise provided in paragraph I of this Section 4, such shares of Equity stock (rounded up to the next whole number of shares) in excess of the Ownership Limit or the Existing Holder Limit automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, other change in capital structure or change in purported Beneficial or Constructive Ownership of Equity Stock. (2) If, notwithstanding the other provisions contained in this Article VI and except for a period of sixty (60) days following the Initial Public Offering with respect to the underwriters which participated therein, at any time after the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation or purported change in Beneficial Ownership of Equity Stock which, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code, or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, then, the shares of Equity Stock (rounded up to the next whole number of shares), being Transferred or which are otherwise affected by the change in capital structure or purported change in Beneficial Ownership and which, in any case, would cause the Corporation to be “closely held” within the meaning of such Section or otherwise would cause the Corporation to fail to qualify as a REIT automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI required different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, change in capital structure or purported change in Beneficial Ownership. D. Remedies For Breach. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer or change in the capital structure of the Corporation has taken place in violation of paragraph B of this Section 4 or that a Person intends

11 to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Equity Stock in violation of paragraph B of this Section 4, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, or change in the capital structure of the Corporation or other attempt to acquire Beneficial or Constructive Ownership of any shares of Equity Stock, including, but not limited to, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, or change in the capital structure of the Corporation, attempted Transfer or other attempt to acquire Beneficial or Constructive Ownership of any shares of Equity Stock in violation of subparagraphs (2), (3), (4) and (5) of paragraph B of this Section 4 (as applicable) shall be void ab initio and where applicable automatically shall result in the exchange described in paragraph C of this Section 4, irrespective of any action (or inaction) by the Board of Directors or its designee. E. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of shares of Equity Stock in violation of paragraph B of this Section 4 and any person who is a Transferee of shares of Equity Stock resulting in an exchange for Excess Stock pursuant to paragraph C of this Section 4 shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer or purported change in Beneficial Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted Transfer or purported change in Beneficial Ownership on the Corporation’s status as a REIT. F. Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date: (1) Every Beneficial or Constructive Owner of more than 4 percent, or such lower percentages as required pursuant to regulations under the Code, of the Value of the outstanding Equity Stock of the Corporation shall annually, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of Equity Stock Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit or the Existing Holder Limit, or otherwise, as the case may be. (2) Each Person who is a Beneficial or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit or the Existing Holder Limit, as the case may be.

12 G. Remedies Not Limited. Nothing contained in this Article VI except Section 6 hereof shall limit scope or application of the provisions of this Section 4, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit, including, without limitation, refusal to give effect to a transaction on the books of the Corporation. H. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4, including any definition contained in paragraph A hereof, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 4 with respect to any situation based on the facts known to it. I. Exceptions. (1) The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraph 4 and or subparagraph 5 of paragraph B of this Section 4 will not be violated, may waive, in whole or in part, the application of the Ownership Limit or Existing Holder Limit, as the case may be with respect to any Person. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion to determine the effect, if any, of the proposed Transfer on the Corporation’s status as a REIT. (2) Notwithstanding any other provision of this Article IV, the Existing Holder shall be permitted to pledge all or any portion of the Equity Stock owned thereby at any time or from time to time. (3) Notwithstanding any other provision of this Article VI, other than subparagraph (4) and (5) of paragraph B of this Section 4 and paragraphs C, D, E and G of this Section 4 to the extent applicable to such subparagraphs (4) and (5), any Marginal Shares shall be deemed to be held by the Existing Holder for purposes of determining the status of a director as an Independent Director and the application of the Ownership Limit and the Existing Holder Limit. J. Reduction of Existing Holder Limit. The Board of Directors may reduce the Existing Holder Limit, with the written consent of the Existing Holder, after any Transfer permitted in this Section 4 by the Existing Holder. K. Increase in Ownership Limit. Subject to the limitations contained in paragraph L of this Section 4, the Board of Directors may from time to time increase the Ownership Limit. L. Limitations on Modifications. (1) Neither the Ownership Limit nor the Existing Holder Limit may be increased (nor may any additional ownership limitations be created) if, after giving effect to such increase or creation, the Corporation would be “closely held" within the meaning of Section 856(h)

13 of the Code (assuming ownership of shares of Equity Stock by all Persons other than the Existing Holder equal to the greater of the Beneficial Ownership of Equity Stock by such Person or the Ownership Limit). (2) Prior to any modification of the Existing Holder Limit or Ownership Limit, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent in order to determine or ensure the Corporation’s status as a REIT. (3) The Existing Holder Limit Shall not be reduced to a percentage that is less than the percentage of the Ownership Limit. (4) The Ownership Limit may not be increased to a percentage that is greater than 9.8 percent. M. Legend. Each certificate for shares of Equity Stock shall bear substantially the following legend: “The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation's Status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Equity Stock in excess of 5 percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the Value of the outstanding shares of Equity Stock of the Corporation (except in such circumstances as the Existing Holder Limit shall apply); or (ii) Beneficially Own Equity Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Equity Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Equity Stock represented hereby automatically will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.” Section 5. Excess Stock. A. Ownership in Trust. Upon any purported Transfer, change in the capital structure of the Corporation or purported change in Beneficial Ownership that results in Excess Stock pursuant to paragraph C of Section 4 of this Article VI, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to paragraph E of this Section 5. Shares of Excess Stock so held in trust shall be issued and

14 outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in paragraph E of this Section 5. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in paragraph C of this Section 5. B. Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Equity Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be rescinded as void ab initio with respect to such shares of Excess Stock. C. Rights Upon Liquidation. Except as provided below, subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to Section 2 of this Article VI, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock resulting from the exchange of Preferred Stock of any specified series ratably with each other holder of such Excess Stock and Preferred Stock of such series, and in the case of Excess Stock resulting from the exchange of Common Stock, ratably with each other holder of such Excess Stock and Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of (i) Preferred Stock of such series and Excess Stock resulting from the exchange of Preferred Stock of such series then outstanding, in the case of Excess Stock resulting from the exchange of Preferred Stock of any specified series, and (ii) Common Stock and Excess Stock then outstanding, in the case of Excess Stock resulting from the exchange of Common Stock. The Corporation, as holder of the Excess Stock in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. In no event shall the amount payable with respect to shares of Excess Stock exceed (i) the price per share such holder paid for the Equity Stock in the purported Transfer that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of Equity Stock on the date of the purported Transfer that resulted in such Excess Stock. D. Voting Rights. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by the MGCL). E. Restrictions on Transfer; Designation of Beneficiary. (1) Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Equity Stock in the purported

15 Transfer that resulted in the Excess Stock or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (as through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of Equity Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust automatically shall be exchanged for an equal number of shares of Equity Stock and such shares of Equity Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee, as described above, if such Equity Stock would not be Excess Stock in the hands of such Beneficiary. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under paragraph F of this Section 5. (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (1) of this paragraph E, such Purported Beneficial Transferee shall pay or cause the Beneficiary of the interest in the Trust to pay, such excess to the Corporation. (3) If any of the transfer restrictions set forth in this paragraph E or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the Corporation in acquiring the Excess Stock as to which such restrictions would, by their terms, apply, and to hold such Excess Stock on behalf of the Corporation. F. Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Equity Stock exchanged for such Excess Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, change in capital structure of the Corporation or purported change in the Beneficial Ownership which resulted in such Excess Shares and (ii) the date on which the Board of Directors determines in good faith that a Transfer, change in capital structure of the Corporation or purported change in Beneficial Ownership resulting in Excess Shares has occurred, if the Corporation does not receive a notice pursuant to paragraph E of Section 4 of this Article VI, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of paragraph E of this Section 5. G. Remedies Not Limited. Nothing contained in this Article VI except Section 6 hereof shall limit scope or application of the provisions of this Section 5, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

16 H. Authorization. At such time as the Board of Directors authorizes a series of Preferred Stock pursuant Section 2 of this Article VI, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Excess Stock consisting of the number of shares included in the series of Preferred Stock and having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VI requires different terms. Section 6. Settlements. Nothing in Sections 4 and 5 of this Article VI shall preclude the settlement of any transaction with respect to the Common Stock entered into through the facilities of the New York Stock Exchange. Section 7. Issuance of Rights to Purchase Securities and Other Property. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or non- pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any successor in interest of the Corporation (a “Successor”), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine, subject only to the restrictions, limitations, conditions and requirements imposed by the MGCL, other applicable laws and these Articles of Incorporation. Without limiting the generality of the foregoing, the authority granted hereby includes the authority to adopt a “rights plan” or similar plan that treats stockholders in a discriminatory or non pro rata manner, based upon the number of shares owned thereby or otherwise. Section 8. Severability. If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article VI shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. ARTICLE VII MATTERS RELATING TO THE POWERS OF THE CORPORATION AND ITS DIRECTORS AND STOCKHOLDERS The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders thereof. Section 1. Matters Relating to the Board of Directors. A. Authority as to Bylaws. Except as otherwise provided herein, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation and the

17 Corporation may, in its Bylaws, confer powers on the Board of Directors in addition to these contained herein or conferred by applicable law; provided, however, that that proportion of the voting power of the then-outstanding shares of Equity Stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) necessary to approve an amendment to this Charter pursuant to the MGCL, voting together as a single class, may alter, amend or repeal any provision of the Bylaws. B. Authorities as to Stock Issuances. The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares now or hereafter authorized, for such consideration as the Board of Directors may deem available, subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws of the Corporation or in the general laws of the State of Maryland. C. Manner of Election. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. D. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by 75 percent of the entire Board of Directors or by the affirmative vote of the holders of 75 percent of the then-outstanding Voting Stock, voting together as a single class. E. Permissible Criteria for Consideration of Best Interests. In determining what is in the best interest of the Corporation, a director of the Corporation shall consider the interest of the stockholders of the Corporation and, in his or her discretion, may consider the interests of the Corporation’s employees, suppliers, creditors and tenants and the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation. F. Availability of Books and Records. The Board of Directors shall have the power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books, records, accounts, and documents of the Corporation, or any of them, shall be open to inspection by stockholders, except as otherwise provided by law or by the Bylaws; and except as so determined or as expressly provided with respect to any series of Preferred Stock, no stockholder shall have any rights to inspect any book, record, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors. G. Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter of the Corporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: (i) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment

18 of other distributions on its stock; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves shall have been created shall been paid or discharged); (iii) the fair value, or any sale, bid or asked priced to be applied in determining the fair value, of any asset owned or held by the Corporation; and (iv) any matters relating to the acquisition, holding and disposition of any assets by the Corporation. H. Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Directors included in this Article VII shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of the Charter of the Corporation, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the laws of the State of Maryland as now or hereafter in force. I. Alteration of Authority Granted to the Board of Directors. The affirmative vote of that proportion of the then-outstanding Voting Stock necessary to approve an amendment to this Charter pursuant to the MGCL, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Section 1 of this Article VII or with Section 3.12 of the Bylaws of the Corporation (including defined terms therein). J. REIT Qualification. The Board of Directors shall use its best efforts to cause the Corporation and its stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole judgement and discretion) to preserve the status of the Corporation as a REIT; provided, however, that in the event that the Board of Directors determines, in its sole judgement and discretion, that it is no longer in the best interests of the Corporation to qualify as a REIT, the Board of Directors shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the stockholders of the Corporation pursuant to paragraph A of Section 2 of this Article VII. Section 2. Matters Relating to the Stockholders. A. Termination of REIT Status. Notwithstanding anything contained in this Charter to the contrary, the affirmative vote of the holders of a majority of the then-outstanding Voting Stock, voting as a single class, and the approval of the Board of Directors, shall be required to terminate voluntarily the Corporation’s status as a real estate investment trust for federal income tax purposes. B. No Cumulative Rights. Except as may be expressly provided with respect to any series Preferred Stock, stockholders of the Corporation shall not have cumulative voting rights in the election of directors.

19 C. No Prescriptive Rights. Except as may be expressly provided with respect to any series of Preferred Stock, no holders of stock of the Corporation, of whatever class, shall have any preferential right of subscription to any shares of stock of any class or to any securities convertible into shares of stock of any class of the Corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine, and for such consideration as the Board of Directors in its discretion may fix; and except as may be expressly provided with respect to any series of Preferred Stock, any shares of stock of any class of convertible securities which the Board of Directors may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine, be offered to holders of any class or classes of stock or other securities at the time existing to the exclusion of holders of any or all other classes of securities at the time of existing. ARTICLE VIII DIRECTORS’ LIABILITY To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any provision of the Charter or Bylaws of the Corporation inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. ARTICLE IX INDEMNIFICATION Each person who is or was or who agrees to become a director or officer of the Corporation, or each person who, while a director of the Corporation, is or was serving or who agrees to serve, at the request of the Corporation, as a director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the Maryland General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Corporation, in accordance with the Bylaws of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX. Any amendment or repeal of this Article IX shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

20 ARTICLE X APPLICATION OF CERTAIN PROVISIONS OF LAW Section 1. Business Combinations. Notwithstanding any other provision of this Charter or any contrary provision of law, Title 3, subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, or any successor statute thereto) of the Corporation and any or all of the B.F. Saul Company, the B.F. Saul Real Estate Investment Trust, Westminster Investing Corporation, Chevy Chase Savings Bank, F.S.B., and any other entity, whether currently existing or formed in the future that is an affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933 as amended) of any of the foregoing. Section 2. Control Share Transactions. Notwithstanding any other provision of this Charter or any contrary provision of law, Title 3, subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of shares of stock of the Corporation by and all of the following persons: (i) The B.F. Saul Company, the B.F. Saul Real Estate Investment Trust, Westminster Investing Corporation, Chevy Chase Savings Bank, F.S.B., and any other entity whether currently existing or formed in the future that is an affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933, as amended) of any of the foregoing; (ii) Directors, officers and employees of the Corporation and of any partnership in which the Corporation is a general partner; and (iii) Any persons authorized by resolution of the Board of Directors of the Corporation, in its sole discretion. ARTICLE XI AMENDMENT The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its Charter and any other provisions authorized by the laws of the State of Maryland at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Charter in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI; provided, however, that any amendment or repeal of Articles VIII, IX, X or this Article XI of this Charter shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. * * * * * * * * * *

21 THIRD: This amendment and restatement of the Charter of the Corporation has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law. FOURTH: The Corporation currently has authority to issue thirty million (30,000,000) shares of capital stock, all of one class of common stock, par value $0.01 per share. The number, classes, par values and preferences, rights, powers, restrictions, limitations, qualifications, terms and conditions of the shares of capital stock that the Corporation will have authority to issue upon effectiveness of this amendment and restatement of its Charter are as set forth in Article VI of the foregoing amendment and restatement of such Charter. FIFTH: The current address of the principal office of the Corporation is as set forth in ARTICLE IV of the foregoing amendment and restatement of the Charter of the Corporation. SIXTH: The name and address of the Corporation’s current resident agent is as set forth in ARTICLE IV of the foregoing amendment and restatement of the Charter of the Corporation. SEVENTH: The number of directors of the Corporation and the names of the directors currently in office are as set forth in ARTICLE V of the foregoing amendment and restatement of the Charter of the Corporation.

IN WITNESS WHEREOF, Saul Centers, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf on this 23rd day of August 1993, by its President who acknowledges that these Articles are the act of the Corporation and that, to the best of his knowledge, information and belief, and under penalties for perjury, all matters and facts contained in these Articles are true in all material respects. SAUL CENTERS, INC. By: /s/ Philip R. Leach Print Name: Philip R. Leach Title: Vice President Attested: /s/ Scott V. Schnieder Print Name: Scott V. Schnieder Title: Secretary

ARTICLES OF AMENDMENT TO THE FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SAUL CENTERS, INC. Saul Centers, Inc., a Maryland corporation having its principal office in Maryland in Bethesda, Maryland (hereinafter called the “corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: The First Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) are hereby amended by striking out ARTICLE V, SECTION 3 in its entirety and inserting in lieu thereof the following: Section 3. Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period of vacancy or vacancies on the Board of Directors), the Board of Directors and any committee thereof shall have such number of directors with such characteristics as may be necessary to satisfy all independence requirements set forth in the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the rules and regulations of any stock exchange or automated interdealer quotation system on which any equity securities of the Company are listed or quoted. SECOND: The amendment of the Articles of Incorporation of the corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the corporation. IN WITNESS WHEREOF: Saul Centers, Inc., has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested by its Senior Vice President, Chief Financial Officer, Treasurer and Secretary on May 4, 2004. THE UNDERSIGNED, Chairman of the Board and Chief Executive Officer of Saul Centers, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury. ATTEST: Saul Centers, Inc. /s/ Scott V. Schneider Scott V. Schneider, Senior Vice President, Chief Financial Officer, Treasurer and Secretary /s/ B. Francis Saul II B. Francis Saul II, Chairman of the Board and Chief Executive Officer

ARTICLES OF AMENDMENT TO THE FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SAUL CENTERS, INC. Saul Centers, Inc., a Maryland corporation having its principal office in Maryland in Bethesda, Maryland (hereinafter called the “corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: The definition of “Existing Holder Limit” in ARTICLE VI, SECTION 4.A of the First Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) is hereby amended to read as follows: “‘Existing Holder Limit’ shall mean, with respect to any given day as to which such limit is being computed, the greater of (i) the Ownership Limit on such day and (ii) the Value, as of the close of the next preceding day, of 39.9 percent of the then-outstanding Equity Stock, subject to adjustment pursuant to paragraph J of this Section 4 and to the limitations contained in paragraph L of this Section 4.” SECOND: The definition of “Ownership Limit” in ARTICLE VI, SECTION 4.A. of the Articles of Incorporation is hereby amended to read as follows: “‘Ownership Limit’ shall mean 2.5 percent of the Value of the outstanding Equity Stock, subject to adjustment as set forth in paragraph K of this Section 4 (but not more than 9.8 percent of the Value of the outstanding Equity Stock, as so adjusted).” THIRD: ARTICLE VI, SECTION 4.F(1) of the Articles of Incorporation is hereby amended to read as follows: “(1) Every Beneficial or Constructive Owner of more than 1.9 percent, or such lower percentages as required pursuant to regulations under the Code, of the Value of the outstanding Equity Stock of the Corporation shall annually, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of Equity Stock Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit or the Existing Holder Limit, or otherwise, as the case may be.” FOURTH: ARTICLE VI, SECTION 4.M. of the Articles of Incorporation is hereby amended to read as follows: “M. Legend. Each certificate for shares of Equity Stock shall bear substantially the following legend: ‘The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Equity Stock in excess of 2.5 percent (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the Value of the outstanding shares of Equity Stock of the Corporation (except in such circumstances as the Existing Holder Limit shall apply); or (ii) Beneficially Own Equity Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Equity Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Equity Stock represented hereby automatically will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend

2 have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.’” FIFTH: The amendment of the Articles of Incorporation of the corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the corporation. IN WITNESS WHEREOF: Saul Centers, Inc. has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested by its Senior Vice President, Chief Financial Officer, Treasurer and Secretary on May 25, 2006. THE UNDERSIGNED, Chairman of the Board and Chief Executive Officer of Saul Centers, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury. ATTEST: Saul Centers, Inc. /s/ Scott V. Schneider Scott V. Schneider, Senior Vice President, Chief Financial Officer, Treasurer and Secretary /s/ B. Francis Saul II B. Francis Saul II, Chairman of the Board and Chief Executive Officer

ARTICLES OF AMENDMENT TO FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SAUL CENTERS, INC. Saul Centers, Inc., a Maryland corporation with its principal office in Bethesda, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that: FIRST: Prior to the amendment set forth herein, the total number of shares of all classes of capital stock that the Corporation has authority to issue is sixty-two million (62,000,000) shares consisting of (i) one million (1,000,000) shares of preferred stock without designated par value; (ii) thirty million (30,000,000) shares of common stock, par value $0.01 per share; (iii) one million (1,000,000) shares of excess stock without designated par value; and (iv) thirty million (30,000,000) shares of excess stock, par value $0.01 per share. The aggregate par value of all of the authorized shares of all classes of capital stock having a par value is $600,000. SECOND: The First Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), are hereby further amended by deleting Article VI, Section 1 in its entirety and inserting the following new Article VI, Section 1: “The total number of shares of all classes of capital stock that the Corporation has authority to issue is eighty-two million (82,000,000) shares consisting of (i) one million (1,000,000) shares of preferred stock without designated par value (the “Preferred Stock”); (ii) forty million (40,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”); (iii) one million (1,000,000) shares of excess stock without designated par value and forty million (40,000,000) shares of excess stock, par value $0.01 per share (collectively, the “Excess Stock”). The aggregate par value of all of the authorized shares of all classes of capital stock having par value is $800,000.00.” THIRD: The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law will not be changed by these Articles of Amendment; and FOURTH: The amendments to the Articles of Incorporation as hereinabove set forth have been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation. IN WITNESS WHEREOF, Saul Centers, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by Thomas H. McCormick, its President, Chief Operating Officer and General Counsel, and attested by Scott V. Schneider, its Senior Vice President, Chief Financial Officer, Treasurer and Secretary, on May 14, 2013. THE UNDERSIGNED, President, Chief Operating Officer and General Counsel of Saul Centers, Inc., who executed in the name and on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury. Attest: SAUL CENTERS, INC. /s/ Scott V. Schneider Name: Scott V. Schneider Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary /s/ Thomas H. McCormick Name: Thomas H. McCormick Title: President, Chief Operating Officer and General Counsel

ARTICLES OF AMENDMENT TO FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF SAUL CENTERS, INC. Saul Centers, Inc., a Maryland corporation with its principal office in Bethesda, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that: FIRST: Prior to the amendment set forth herein, the total number of shares of all classes of capital stock that the Corporation has authority to issue is eighty-two million (82,000,000) shares consisting of (i) one million (1,000,000) shares of preferred stock without designated par value; (ii) forty million (40,000,000) shares of common stock, par value $0.01 per share; (iii) one million (1,000,000) shares of excess stock without designated par value; and (iv) forty million (40,000,000) shares of excess stock, par value $0.01 per share. The aggregate par value of all of the authorized shares of all classes of capital stock having a par value is $800,000. SECOND: The First Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), are hereby further amended by deleting Article VI, Section 1 in its entirety and inserting the following new Article VI, Section 1: “The total number of shares of all classes of capital stock that the Corporation has authority to issue is one hundred two million (102,000,000) shares consisting of (i) one million (1,000,000) shares of preferred stock without designated par value (the “Preferred Stock”); (ii) fifty million (50,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”); (iii) one million (1,000,000) shares of excess stock without designated par value; and (iv) fifty million (50,000,000) shares of excess stock, par value $0.01 per share (collectively, the “Excess Stock”). The aggregate par value of all of the authorized shares of all classes of capital stock having par value is $1,000,000.” THIRD: The information required by subsection (b)(2)(i) of Section 2-607 of the Maryland General Corporation Law will not be changed by these Articles of Amendment; and FOURTH: The amendments to the Articles of Incorporation as hereinabove set forth have been advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation. IN WITNESS WHEREOF, Saul Centers, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by D. Todd Pearson, its President and Chief Operating Officer, and attested by Carlos L. Heard, its Senior Vice President and Chief Financial Officer, on May 17, 2024. THE UNDERSIGNED, President and Chief Operating Officer of Saul Centers, Inc., who executed in the name and on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury. Attest: SAUL CENTERS, INC. /s/ Carlos L. Heard /s/ D. Todd Pearson Name: Carlos L. Heard Name: D. Todd Pearson Title: Senior Vice President and Chief Financial Officer Title: President and Chief Operating Officer